Exhibit 10.8

                                  MORTGAGE NOTE

$1,275,000.00                                         Louisville, Kentucky
                                                      April 3, 1984


   FOR VALUE RECEIVED, subject to the right of the holder of this Note to accelerate payment as stated in Paragraph 2 herein, the undersigned ("Borrower") promises to pay to the order of Future Federal Savings and Loan Association, P. O. Box 7727, Louisville, Kentucky 40207 the sum of ONE MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS together with interest on the unpaid principal balance from the date of this Note until paid, at the initial rate of Twelve (12.00%) percent per annum, payable as follows:

   1. INTEREST ONLY payments on the principal outstanding at the interest rate of Twelve (12.00%) percent per annum shall be due beginning May 1, 1984, and on the first day of each month until and including November 1, 1984. Beginning November 1, 1984, and with the payment due December 1, 1984, payments of principal and interest on the unpaid principal balance at the interest rate of Twelve (12.00%) percent per annum shall be payable in equal monthly installments of $13,472.72. Thereafter, and subject to the provisions of Paragraph 2 herein, monthly installments of principal and interest shall continue until the entire indebtedness evidenced by this Note is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on May 1, 2009.

   2. Other provisions of this Note notwithstanding, it is specifically understood and agreed that the holder of this note reserves the option to accelerate this indebtedness beginning may 1, 1989, and on the same day of the month every five years thereafter by giving written notice of the exercise of such option at least three months prior to the respective date of acceleration. In such event, the entire outstanding balance of this Note shall be immediately due and payable on the applicable due date as provided in said notice without penalty. The holder of this Note agrees it will not accelerate the maturity of this loan provided mutually acceptable terms and conditions for the next succeeding five year period are agreed upon in writing between the holder hereof and the maker hereof, or its assigns, not less than thirty days prior to the due date in said notice. Should such agreement in writing not be executed in accordance herewith, the entire debt evidenced hereby shall be due and payable as set out herein. Should the holder hereof not give to the maker hereof the three month notice of its intention to accelerate the payment of this Note, the loan evidenced hereby shall continue under the terms hereof at the then current rate of interest for the next succeeding five year period.

   3. Monthly installments of principal and interest shall continue until the entire indebtedness evidenced by this Note is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on May 1, 2009.

   4. All payments hereunder shall be applied first to accrued interest and the remainder to principal until said debt is paid in full.

   5. It is agreed that time is of the essence of this contract. In the event of default in the payment of any installment due under this Note for a period of thirty (30) days, the holder hereof may, at its sole option, declare the entire unpaid balance of this Note due and payable. Thereupon, paid due interest shall be added to and become a part of the unpaid principal, which sum shall bear interest at the rate as set out herein for the unpaid principal balance. Failure of the holder of this Note to exercise its option to declare a default shall not constitute a waiver of the right to exercise same in any other time. In the event of a default, the holder shall be entitled to collect all reasonable costs and expenses of collection, including but not limited to, reasonable attorneys fees.

   6. Payments in addition to those required by this Note may be made at any time but if the total payment prepaid during any one calendar year exceeds 20% of the original principal amount of this Note, then the maker shall be required to pay a penalty in an amount not in excess of six months interest on the total exceeding the 20% amount. Payment in full of the loan balance pursuant to the exercise of the holder's option to accelerate the payment of this Note in accordance with Paragraph 2 above shall not be construed as prepayment of the loan. Any partial prepayment shall be applied against the principal outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the Noteholder shall otherwise agree in writing.

   7. Borrowers shall pay to the holder of this Note a late charge of Four (4%) percent of any monthly installment not received by the holder within fifteen (15) days after the installment is due.

   The indebtedness evidenced by this Note is secured by a Mortgage dated April 3, 1984, on property known as 10301 Linn Station Road, Louisville, Kentucky, and reference is made to that Mortgage for additional terms and rights as to the acceleration of this indebtedness.

                                      BROWN-NOLTEMEYER, CO.,
                                      a Kentucky Partnership


                                      BY: /s/ Charles A. Brown, Jr.
                                         Charles A. Brown, Jr.
                                         General Partner


                                      BY: /s/ Norman V. Noltemeyer
                                         Norman V. Noltemeyer
                                         General Partner


   The undersigned, hereby guarantee the payment of any and all sums advanced under this Note together with all expenses of or incidental to collection of this Note, including but not limited to attorney fees, and does hereby waive grace, demand, protest, presentment and payment and notice of nonpayment, and consent that the time of payment may be extended or this Note renewed without notice, and that any increase or decrease in the interest rate will not release the guarantor nor affect its enforceability. The liability of the undersigned is an absolute, primary and direct obligation without regard to any other obligor or security or collateral held by Noteholder.


                                      /s/ Charles A. Brown, Jr.



                                      /s/ Norman V. Noltemeyer


It is hereby agreed that the interest rate on this note for the remainder of the initial term ending May 1, 1989 shall be 11.00% per annum, effective June 1, 1986 and beginning with the July 1, 1986 payment.

All other terms and conditions of this note, not inconsistent herewith, remain the same.

June 1, 1986                          BROWN-NOLTEMEYER, CO.
                                      a Kentucky Partnership


/s/Charles A. Brown, Jr.,             BY: /s/Charles A. Brown, Jr.
CHARLES A. BROWN, JR., Indiv.             CHARLES A. BROWN, JR.,
                                          General Partner



/s/ Norman V. Noltemeyer,             BY: /s/ Norman V. Noltemeyer
NORMAN V. NOLTEMEYER, Indiv.              NORMAN V. NOLTEMEYER, General Partner


                                      FUTURE FEDERAL SAVINGS BANK


                                      BY: /s/Stuart E. Schmidt
                                          STUART E. SCHMIDT, Vice-President



                                    MORTGAGE

   THIS MORTGAGE is entered into on April 3, 1984, between BROWN-NOLTEMEYER, CO., a Kentucky Partnership, hereinafter called the mortgagor, and FEDERAL SAVINGS AND LOAN ASSOCIATION, a Corporation organized and existing under the laws of the U.S.A., hereinafter called the Mortgagee, whose address is 3940 Grandview Avenue, Louisville, Kentucky, 40207.

   WITNESSETH: That for the purpose of securing the payment of the indebtedness herein mentioned and all renewals and extensions thereof and securing the fulfillment of all the covenants and conditions hereinafter contained, the mortgagor hereby conveys to the mortgagee with Covenant of General Warranty the fee simple estate to the property hereinafter described, together with the buildings and improvements erected thereon, or to be erected thereon, and the rights, privileges and appurtenances thereto belonging or in anywise appertaining, and all fixtures movable and immovable, on or about the premises, mechanical refrigeration units, and all heating, plumbing, and lighting fixtures and appliances now or hereafter on or affixed to the realty, (all of which is hereinafter referred to collectively as "the Property"), together with the rents, issues and profits therefrom.

   TO HAVE AND TO HOLD the same unto the mortgagee, its successors and assigns forever.

   NOW, the condition of this mortgage is that whereas the mortgagor is justly indebted to the mortgagee in the principal sum of ONE MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 ($1,275,000.00) DOLLARS, with interest thereon as provided for in a promissory note (hereafter called the "note") of even date herewith, executed and delivered by the mortgagor to the order of the mortgagee, and with the stated principal and interest payments as shown therein, and with other provisions and obligations, all of which the mortgagor hereby recognizes. The said note, by reference, is considered part hereof.
The said note bears a final maturity date of April 1, 2009.

   The mortgagor warrants the title to the Property and covenants that it has good right to mortgage and convey the same; that the same is free from all encumbrances, liens, claims or charges prior to or on equality with this mortgage; that the mortgagor has a good and perfect title to the same and that this mortgage is and shall be the first and best lien against the Property except any declarations, easements or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring mortgagee's interest in the property.

   And the mortgagor, in order to more fully protect the security of this mortgage, covenants and agrees as follows:

   1. The mortgagor will pay the note and interest thereon as hereby secured according to the terms thereof.

   2. To pay promptly all taxes or assessments, general and special, now or hereafter levied against the Property.

   3. To keep the improvements now existing or hereafter erected on the Property in good condition and repair and to, at its own expense, procure, deliver to and maintain for the benefit of the mortgagee, policies of insurance upon the Property providing the following insurance coverages, in some company or companies and to limits, terms and conditions acceptable to the mortgagee, which shall not be cancellable, except upon not less than 30 days prior written notice to the mortgagee:

        (a) Property insurance consisting of fire, extended coverage, vandalism and malicious mischief, with waiver of subrogation and a standard form of mortgage insurance requirements, or with coverage adequate to avoid co-insurance penalty.
        (b)  Liability insurance.
        (c) Flood insurance with such coverage in such amounts as are satisfactory to the mortgagee if the Property is in an area which has been, or is hereafter, identified by the Secretary of Housing & Urban Development as having special flood or mud slide hazards.
        (d) If the mortgagor rents or leases the Property at any time during the term of this mortgage, rental insurance for the payment of rental for a period of not less than six (6) months following the date of damage to or destruction of any part of the Property rented or leased.
        (e) If the mortgagor is a corporation, partnership, joint venture or if the mortgagor intends to in any way use the property for the pursuit of a business or commercial purpose, Business Interruption Insurance in an amount sufficient to cover loss of income for a period of up to six (6) months.

   The mortgagor will pay the premiums on such policies when due, deliver to the mortgagee upon its request the official receipt for such premium payments, and upon issue of such policies, will promptly deposit them with mortgagee as additional security.

   The mortgagor further covenants to deliver to the mortgagee at least ten days before the expiration of any such insurance policy, a renewal of such policy or policies, together with official receipts for the payment of the premium thereon. The mortgagor agrees that the proceeds, if any, of such insurance policies shall be applied to the payment of any indebtedness hereby secured, or at the option of the mortgagee to the repairing or replacement of the Property.

   Should the mortgagor fail to maintain such or to keep the policies therefor deposited with the mortgagee, or to promptly make repairs and replacements, or to pay the taxes and assessments referred to in paragraph #2 above, the mortgagee may at its option procure and pay for such insurance, cause such repairs or replacements to be made, and/or pay such taxes or assessments, and the sums so paid shall be immediately due and payable and shall be a part of the indebtedness secured by this mortgage (with the lien therefor deemed to be equal in dignity to the lien securing the other indebtedness secured hereby) and bear interest at the rate as specified in the note.

   In the event of any loss or damage, the mortgagor will give immediate notice thereof to the mortgagee, and mortgagee may thereupon make proof of such loss or damage, if the same is not promptly made by the mortgagor. All proceeds of insurance, in the event of such loss or damage, shall be payable to the mortgagee, and any affected insurance company is authorized and directed to make payment thereof directly to mortgagee. The mortgagee is authorized and empowered to settle, adjust, or compromise any claims for loss, damage, or destruction under any policy or policies of insurance. All such insurance proceeds may, at the sole discretion of the mortgagee, be applied to the restoration, repair, replacement, or rebuilding of the Property, or to and in reduction of any indebtedness secured by this mortgage. The delivery to the mortgagee of any policy or policies of insurance hereunder, or renewals thereof, shall constitute an assignment to the mortgagee of all unearned premiums thereon as further security for the payment of the indebtedness secured hereby. In event of foreclosure of this mortgage or other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of the mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

   4. If part or all of a payment on any note secured by this mortgage is not paid when due, the mortgagor agrees to pay to the mortgagee, as compensation for additional costs and labor incurred, a late charge in an amount equal to 4% of the total amount (including principal and interest) that is past due; provided that there shall be only one late charge assessed as to any one scheduled payment.

   5. The mortgagor will not commit, permit or suffer any waste, impairment or deterioration beyond natural wear and tear of the Property or any part thereof or the destruction or removal of any part of the Property, nor erect or permit to be erected any new buildings or improvements on the Property, nor add to or permit any addition to existing improvements without the written consent of the mortgagee.

   6. To pay all and singular the costs, charges, and expenses, reasonably incurred or paid at any time by the mortgagee, its legal representatives or assigns, because of the failure on the part of the mortgagor, his heirs, executors, administrators, assigns, or successors in interest, to perform or comply with the terms of this mortgage or any legal or governmental charge or requirement regarding the property or the owner thereof, including all expenses of foreclosure including but not limited to reasonable attorney fees and costs of documentary evidence and title reports and every, such payment shall bear interest from date at the rate of interest as stated on the note and any and all sums so paid by the mortgagee, together with interest thereon, shall become a part of the debt hereby secured.

   7. Should the mortgagor fail: (a) to pay any installment on the said note or interest thereon when the same becomes due; or (b) to pay such taxes or assessments when they become due; or (c) to keep the Property insured against loss by fire and other hazards, casualties and contingencies or to pay the premiums for such insurance when they become due; or (d) to keep the Property in good condition and repair; (e) to keep or perform any covenant or stipulation of this Mortgage, Note or Assignment of Rentals, executed by Mortgagor in connection with this Mortgage; or (f) should proceedings be instituted involving title to the Property or any part thereof, including the foreclosure of any second or other inferior mortgage or any other lien against the Property herein conveyed; or (g) should the mortgagor be adjudged a bankrupt in either voluntary or involuntary proceedings, then in any of such cases, the mortgagee may declare the whole indebtedness secured hereby to be at once due and payable, and may forthwith proceed to collect the same and to enforce this mortgage by suit or otherwise; and in any of such cases the mortgagee may enter on the Property, collect the rents, issues and profits therefrom, and after paying all expenses of such collections, and a reasonable compensation for itself, shall apply the money collected to the satisfaction of the debts and demands hereby secured. In any of such events of default herein mentioned, the mortgagee may at its option apply to any court of competent jurisdiction and be entitled to the appointment of a Receiver of the Property to manage the same and to collect the rents, issues and profits therefrom, and after deducting the costs and expenses of such receivership and a reasonable compensation for its services, shall apply the remainder of such rents, issues and profits so received to the payment of the mortgage indebtedness. It is further agreed that the grounds for the appointment of a Receiver herein set out shall be in addition to and not in limitation of the statutory remedy of receivership and may be invoked either in aid of or without proceeding for the foreclosure and sale of the Property.

   8. It is expressly agreed that failure of the mortgagee to exercise any of its options to precipitate the debt secured because of violation of this mortgage shall not constitute a waiver of the right to exercise such option.
In the event of a waiver of any one of the obligations assumed by the mortgagor hereunder it shall not at any time thereafter be held to be a waiver of any of the terms or conditions hereof, except such as are expressly waived.

   9. If all or any part of the Property or an interest therein is sold or transferred by the mortgagor without mortgagee's prior written consent, mortgagee may, at the mortgagee's option, declare all the sums secured by this mortgage to be immediately due and payable and may without further notice or demand on mortgagor, forthwith proceed to collect the same and enforce the lien of this mortgage by judicial proceeding or otherwise. The mortgagee shall have waived such option to accelerate if prior to the sale or transfer the mortgagee, mortgagor and the party to whom the property is to be sold or transferred reach agreement in writing that the credit of such party is satisfactory to the mortgagee and that the interest payable on the sums secured by this mortgage shall be at such rate as the mortgagee shall request.

   10. Regardless of whether or not the mortgagee has consented or agreed under Paragraph #9 to the sale of the Property, no sale of the Property and no forbearance on the part of the mortgagee, nor extension of time for the payment of the debt secured, shall operate to release, discharge, modify, change or affect the original liability of the mortgagor, or any subsequent persons who become obligated by reason of the assumption of the debt secured, either in whole or in part.

   11. In the event the Property or any part thereof shall, during the term of this mortgage, be condemned and taken for public use or damaged in any way, the mortgagee shall have the right to demand that all damages awarded for the taking of or damages to the Property shall be paid to it, to the extent of the then unpaid sum secured hereby.

   12. The mortgagor will keep or cause to be kept, with respect to the Property and the operations thereof, proper books of record and account in accordance with generally accepted accounting principles, and mortgagee shall have the right to examine such books at such reasonable times and intervals as the mortgagee may elect. The mortgagor will, within ninety (90) days following the end of each fiscal year, furnish to the mortgagee complete financial statements, reflecting all details of the operation of the Property, including an itemized list of rentals and expenses on the Property, a profit and loss statement, balance sheet and reconciliation of surplus, which statements shall, at the mortgagee's option, be certified without qualification by audit of certified public accountants approved by the mortgagee.

   13. Mortgagee may make or cause to be made reasonable inspections of the Property.

   14. This mortgage shall be governed by the law of the Commonwealth of Kentucky. In the event that any provision or clause of this mortgage or note conflicts with applicable law such conflict shall not affect other provisions of this note and mortgage which can be given effect without the conflicting provision and to this end the provision of the mortgage and note are declared to be severable.

   15. Should the mortgagor pay the indebtedness and perform all the covenants and stipulations hereof, the mortgagee shall cancel the note hereby secured, and release this mortgage at the cost of the mortgagor.

   16. Upon request of mortgagor, mortgagee, at mortgagees option prior to release of this mortgage may make future advances to mortgagor. Such future advances with interest thereon shall be secured by this mortgage when evidenced by promissory notes stating that said notes are secured hereby. At no time shall the principal amount of the indebtedness not including sums advanced hereby to protect the security of this mortgage exceed the original amount of the note. All future advances secured by this mortgage shall be due and payable on or before the maturity date of the indebtedness evidenced by the note.

   The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto, and wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

   The property conveyed is thus described:

      BEING Tract 32, PLAINVIEW, Section 11, plat of which is of record in Plat and Subdivision
      Book 31 Page 27 in the office of the Clerk of Jefferson County, Kentucky.

      BEING the same property conveyed to the
      Mortgagor by Deed dated March 7, 1984, and recorded in Deed Book 5410 Page 169 in the office of the Clerk aforesaid.

   IN AFFIRMATION of the foregoing, witness the signatures of the Mortgagor the day and year first hereinabove written.


                                      BROWN-NOLTEMEYER, CO.,
                                      a Kentucky Partnership


                                      BY: /s/ Charles A. Brown, Jr.
                                          CHARLES A. BROWN, JR.,
                                          General Partner



                                      BY: /s/ Norman V. Noltemeyer
                                          NORMAN V. NOLTEMEYER,
                                          General Partner

STATE OF KENTUCKY
COUNTY OF JEFFERSON

   The foregoing instrument was acknowledged before me on the April 3, 1984, by Charles A. Brown, Jr. and Norman V. Noltemeyer, as General Partners of Brown-Noltemeyer, Co., a Kentucky partnership on behalf of the Partnership.

   My commission expires: 2/29/88

   /s/ C. L. Nutt
   Notary Public, State at Large, KY.


THIS INSTRUMENT PREPARED BY:



/c/ C. L. Nutt
NUTT & YANN ATTORNEYS
430 South Fifth Street
Louisville, Kentucky 40202
502-584-5387
Exam No. 32716